Exhibit 10.1

THE SECURITIES REPRESENTED HEREBY AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OR OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE COMPANY AND TRANSFER AGENT FOR SUCH SECURITIES HAS RECEIVED DOCUMENTATION SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

THIS SHARE PURCHASE OPTION IS NOT EXERCISABLE TILL THE EARLIER OF (I) 180 DAYS AFTER THE COMPLETION BY COLUMBUS ACQUISITION CORP (THE “COMPANY”) OF A MERGER, SHARE EXCHANGE, ASSET ACQUISITION, SHARE PURCHASE, RECAPITALIZATION, REORGANIZATION OR SIMILAR BUSINESS COMBINATION WITH ONE OR MORE BUSINESSES OR ENTITIES (“BUSINESS COMBINATION”) (AS DESCRIBED MORE FULLY IN THE COMPANY’S REGISTRATION STATEMENT (AS DEFINED HEREIN)) AND (II) SUBSEQUENT TO A BUSINESS COMBINATION, THE DATE ON WHICH THE CLOSING PRICE OF THE ORDINARY SHARES (AS DEFINED BELOW) EQUALS OR EXCEEDS $12.00 PER SHARE (AS ADJUSTED FOR SHARE SUBDIVISIONS, SHARE CAPITALIZATIONS, REORGANIZATIONS, RECAPITALIZATIONS AND THE LIKE) FOR ANY 20 TRADING DAYS WITHIN ANY 30-TRADING DAY PERIOD COMMENCING AT LEAST 90 DAYS AFTER THE INITIAL BUSINESS COMBINATION. THIS PURCHASE OPTION SHALL BE VOID AFTER 5:00 P.M. NEW YORK CITY LOCAL TIME, ON THE EARLIER OF THE LIQUIDATION OF THE COMPANY’S TRUST ACCOUNT (AS DESCRIBED IN THE REGISTRATION STATEMENT) IF THE COMPANY HAS NOT COMPLETED A BUSINESS COMBINATION WITHIN THE REQUIRED TIME PERIOD.

SHARE PURCHASE OPTION

FOR THE PURCHASE OF

12,000 ORDINARY SHARES OF

COLUMBUS ACQUISITION CORP

HELD BY HERCULES CAPITAL MANAGEMENT VII CORP

1.	PURCHASE OPTION.

THIS CERTIFIES THAT, in consideration of the acceptance of Cameron Johnson (“Holder”) to serve as the director of Columbus Acquisition Corp, a Cayman Islands exempted company (the “Company”), as registered owner of this Purchase Option, Holder is entitled, at any time or from time to time the earlier of (i) 180 days after the completion of a Business Combination and (ii) subsequent to a Business Combination, the date on which the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the initial Business Combination (the “Commencement Date”), and at or before 5:00 p.m., New York City local time, on the earlier of the liquidation of the Company’s Trust Account (as defined below) (as described in the Company’s Registration Statement on Form S-1 (File No: 333-283278) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to which units of the Company are offered for sale to the public in the Company’s initial public offering (the “Offering”) in the event the Company has not completed a Business Combination within the required time periods and January 22, 2030, five years from the effective date (the “Effective Date”) of the Registration Statement (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 12,000 ordinary sahres, par value $0.0001 per share, of the Company (“Ordinary Shares”), currently held by Hercules Capital Management VII Corp, a British Virgin Islands company and sponsor of the Company (the “Sponsor”), acquired by the Sponsor from the Cmopany prior to the completion of the Offering. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Option may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Sponsor agrees not to take any action that would terminate the Purchase Option. This Purchase Option is initially exercisable at $0.0145 per Ordinary Share so purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Option, including the exercise price per Ordinary Share and the number of Ordinary Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2.	EXERCISE OF PURCHASE OPTION.

2.1 Exercise Form. In order to exercise this Purchase Option, the exercise form attached hereto must be duly executed and completed and delivered to the Sponsor, together with this Purchase Option and payment of the Exercise Price for the Ordinary Shares being purchased payable in cash or by certified check or official bank check. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., New York City local time, on the Expiration Date, this Purchase Option shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

2.2 Legend. Each certificate for the securities purchased under this Purchase Option shall bear a legend as follows, unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR APPLICABLE STATE LAW. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS PURSUANT TO AN INSIDER LETTER DATED JANUARY 22, 2025 AMONG COLUMBUS ACQUISITION CORP AND THE OTHER PARTIES THERETO AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED WHILE THE TRANSFER RESTRICTIONS ARE IN EFFECT PURSUANT TO THE TERMS SET FORTH IN THE INSIDER LETTER.”

2.3 No Obligation to Net Cash Settle. Notwithstanding anything to the contrary contained in this Purchase Option, in no event will the Sponsor be required to net cash settle the exercise of the Purchase Option. The holder of the Purchase Option will not be entitled to exercise the Purchase Option unless a registration statement is effective, or an exemption from the registration requirements is available at such time and, if the holder is not able to exercise the Purchase Option, the Purchase Option will expire worthless.

3.	TRANSFER OF PURCHASE OPTION

3.1 Restrictions Imposed by the Act. The securities evidenced by this Purchase Option shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company and the Sponsor, or (ii) a registration statement relating to such securities has been filed by the Company and declared effective by the Commission and compliance with applicable state securities law has been established.

4.	NEW PURCHASE OPTION TO BE ISSUED.

4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Option may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Option for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Sponsor shall cause the Copmany to be delivered to the Holder without charge a new Purchase Option of like tenor to this Purchase Option in the name of the Holder evidencing the right of the Holder to purchase the number of Ordinary Shares purchasable hereunder as to which this Purchase Option has not been exercised or assigned

4.2 Lost Certificate. Upon receipt by the Spnosor of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Option and of reasonably satisfactory indemnification or the posting of a bond, the Sponsor shall execute and deliver a new Purchase Option of like tenor and date. Any such new Purchase Option executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Sponsor.

5.	REGISTRATION RIGHTS.

5.1 Assignment of Registration Rights. The Sponsor shall assign, with respect to the Ordinary Shares underlying this Purchase Option, its respective rights, duties and obligations under that certain Registration Rights Agreement dated January 22, 2025, by and among the Company, the Sponsor and others (the “Regstration Rights Agreement”), to the Holder, and cause a joinder to be executed and delivered to the Compay to cause the Holder to become a party to the Registration Rights Agreement.

5.2 General Terms.

5.2.1 Exercise of Purchase Option. Nothing contained in this Purchase Option shall be construed as requiring the Holder to exercise the Purchase Option prior to or after the initial filing of any registration statement or the effectiveness thereof.

5.2.2 Rule 144 Sale. Notwithstanding anything contained in this Section 5 to the contrary, neither the Sponsor nor the Company shall have any obligation pursuant to Sections 5.1 or 5.2 to use its best efforts to obtain the registration of the Ordinary Shares underlying this Purchase Option held by the Holder (i) where such Holder would then be entitled to sell under Rule 144 within such period prescribed under Rule 144 all of the Ordinary Shares underlying this Purchse Option then held by such Holder, or (ii) where the number of Ordinary Shares underlying this Purchse Option held by such Holder is within the volume limitations under paragraph (e) of Rule 144 (calculated as if such Holder were an affiliate within the meaning of Rule 144), if applicable.

5.2.3 Supplemental Prospectus. The Holder agrees, that upon receipt of any notice from the Company or the Sponsor of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Holder will immediately discontinue disposition of Ordinary Shares underlying this Purchse Option pursuant to the registration statement covering such Ordinary Shares underlying this Purchse Option until such Holder’s receipt of the copies of a supplemental or amended prospectus, and, if so desired by the Company, such Holder shall deliver to the Sponsor and the Company (at the expense of the Company) or destroy (and deliver to the Sponsor and the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Ordinary Shares underlying this Purchse Option current at the time of receipt of such notice.

6.	ADJUSTMENTS.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Ordinary Shares underlying the Purchase Option shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Adjustment. The number of Ordinary Shares underlying the Purchase Option shall be subject to adjustment from time to time as set forth in that certain subscription agreement dated March 21, 2024, as further amended on July 25, 2024 and December 20, 2024, by and between the Compay and the Sponsor, and the Exercise Price shall be proportionately adjusted accordingly.

6.1.2 Changes in Form of Purchase Option. This form of Purchase Option need not be changed because of any change pursuant to this Section, and a Purchase Option issued after such change may state the same Exercise Price and the same number of Ordinary Shares as are stated in the Purchase Option as initially issued. The acceptance by the Holder of the issuance of a new Purchase Option reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2 Substitute Purchase Option. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another entity (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Ordinary Shares), the Sponsor shall execute and deliver to the Holder a supplemental Purchase Option providing that the holder of the Purchase Option then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Option) to receive, upon exercise of such Purchase Option, the kind and amount of shares and other securities and property of the the entity formed by such consolidation or merger receivable upon such consolidation or merger, by a holder of the number of Ordinary Shares of the Company for which such Purchase Option might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Purchase Option shall provide for adjustments which shall be identical to the adjustments provided in Section 6. The above provision of this Section shall similarly apply to successive consolidations or mergers.

6.3 Elimination of Fractional Interests. The Sponsor shall not be required to issue certificates representing fractions of Ordinary Shares upon the exercise of the Purchase Option, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of Ordinary Shares or other securities, properties or rights.

7.	CERTAIN NOTICE REQUIREMENTS.

7.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholders of the Company.

7.2 Notice of Change in Exercise Price. The Sponsor shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Sponsor’s Chief Executive Officer or other authorized officers or directors.

7.3 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Option shall be in writing and shall be deemed to have been duly made when hand delivered, or mailed by express mail or private courier service or by email: to the following:

If to the Holder:

Cameron Johnson

c/o Columbus Acquisition Corp

14 Prudential Tower

Singapore, 049712

Email: cameron.johnson@tidalwave.cn

If to the Sponsor:

Hercules Capital Management VII Corp

14 Prudential Tower

Singapore, 049712

Attn: Fen Zhang, Chief Executive Officer

Email: eric.zhang@hercules.global

8.	MISCELLANEOUS.

8.1 Amendment. The Sponsor and the Holder, for as long as it is a Holder, may from time to time supplement or amend this Purchase Option without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that Sponsor and the Holder may deem necessary or desirable and that the Sponsor and the Holder deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Option.

8.3 Entire Agreement. This Purchase Option (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Option) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.4 Binding Effect. This Purchase Option shall inure solely to the benefit of and shall be binding upon the Holder and the Sponsor and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Option or any provisions herein contained.

8.5 Governing Law; Submission to Jurisdiction. This Purchase Option shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. Each of the Holder and the Sponsor hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Option shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the Holder and the Sponsor hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Sponsor may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.4 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Sponsor in any action, proceeding or claim. The Sponsor and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action orproceeding and/or incurred in connection with the preparation therefore.

8.6 Trust Waiver. Reference is made to the prospectus of the Company, dated as of January 22, 2025 and filed with the Commission (File No.333-283278) on January 24, 2025 (the “Prospectus”). The Holder acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of the Offering and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the Offering (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders (including overallotment shares acquired by the Company’s underwriters, the “Public Shareholders”), and that the Company may disburse monies from the Trust Account only as described in the Prospectus. Holder hereby agrees that, notwithstanding anything to the contrary in this Purchase Option, the Holder does not now, nor shall at any time hereafter, have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account, in connection with or relating to this Puechase Option or the Business Combination, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Holder hereby irrevocably waives any Released Claims that the Holder may have against the Trust Account now or in the future as a result of, or arising out of this Purchase Option or the Business Combination and will not seek recourse against the Trust Account for any Released Claims. The Holder agrees and acknowledges that such irrevocable waiver is material to this Purchase Option and specifically relied upon by the Sponsor and its affiliates to induce the Sponsor to issue this Purchase Option, and the Holder further intends and understands such waiver to be valid, binding and enforceable against the Holder under applicable law.

8.7 Waiver, Etc. The failure of the Sponsor or the Holder to at any time enforce any of the provisions of this Purchase Option shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Option or any provision hereof or the right of the Sponsor or any Holder to thereafter enforce each and every provision of this Purchase Option. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Option shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach or non-compliance.

8.8 Execution in Counterparts. This Purchase Option may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Sponsor has caused this Purchase Option to be signed by its duly authorized officer as of the date first above written.

Hercules Capital Management VII Corp

By:	/s/ Fen Zhang
	Name:	Fen Zhang
	Title:	Director

FORM TO BE USED TO EXERCISE PURCHASE OPTION

Hercules Capital Management VII Corp

14 Prudential Tower

Singapore, 049712

Date:_____________, 20____

The undersigned hereby elects irrevocably to exercise all or a portion of the within Purchase Option and to purchase _________ Ordinary Shares of Columbus Acquisition Corp held by Hercules Capital Management VII Corp on and hereby makes payment of $___________(at the rate of $___________per Ordinary Share) in payment of the Exercise Price pursuant thereto. Please issue the securities as to which this Purchase Option is exercised in accordance with the instructions given below.

Signature:

NOTICE: The signature must correspond with the name as written upon the face of the Purchase Option in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SEC RULE 17Ad-15).